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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Credit Suisse First Boston (USA), Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-62422) on Form S-3 dated June 28, 2001 of our report dated February 8, 2001, except as to Notes 21 and 23, which are as of March 26, 2001, which is included in the December 31, 2000 Annual Report on Form 10-K of Credit Suisse First Boston (USA), Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
New York, New York
June 28, 2001